Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Incentive Stock Compensation Plan of Nexity Financial Corporation of our report dated March 4, 2005, except for Note 22, as to which the date is September 1, 2005, with respect to the consolidated financial statements of Nexity Financial Corporation included in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on September 20, 2005.

Birmingham, Alabama

October 11, 2005